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                                                                 Exhibit (h)(13)

                         NORTHERN INSTITUTIONAL FUNDS

                         ADDENDUM NO. 8 TO THE REVISED
                    AND RESTATED TRANSFER AGENCY AGREEMENT
                    --------------------------------------

            This Addendum, dated as of the 1st day of March, 2001 is entered into between Northern Institutional Funds (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY, an Illinois state bank (the "Transfer Agent").

            WHEREAS, the Trust and the Transfer Agent have entered into a Revised and Restated Transfer Agency Agreement dated as of January 8, 1993, Addendum No. 1 dated July 1, 1993, Addendum No. 2 dated March 25, 1994, Addendum No. 3 dated January 22, 1997, Addendum No. 4 dated April 22, 1997, Addendum No. 5, dated January 27, 1998, Addendum No. 6, dated March 31, 1998 and Addendum No. 7 dated October 5, 1999 (the "Transfer Agency Agreement"), pursuant to which the Trust appointed the Transfer Agent to act as transfer agent with respect to each Class of shares in the Diversified Assets Portfolio, Government Portfolio, Tax-Exempt Portfolio, Government Select Portfolio, Equity Index Portfolio, Small Company Index Portfolio, Diversified Growth Portfolio, Focused Growth Portfolio, U.S. Treasury Index Portfolio, U.S. Government Securities Portfolio, Short-Intermediate Bond Portfolio, Bond Portfolio, Intermediate Bond Portfolio, Balanced Portfolio, International Growth Portfolio, International Bond Portfolio, International Equity Index Portfolio, Small Company Growth Portfolio, Municipal Portfolio, Mid Cap Growth Portfolio and the Blue Chip 20 Portfolio (formerly known as the MarketPower Portfolio).

            WHEREAS, the Trust is establishing the Core Bond Portfolio (the "Portfolio"), and it desires to retain the Transfer Agent to render transfer agency and other services with respect to the Portfolio and each Class of shares within the Portfolio and the record and/or beneficial owners thereof, and the Transfer Agent is willing to render such services;

            NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. Appointment. The trust hereby appoints the Transfer Agent as transfer agent with respect to the Portfolio on the terms and for the periods set forth in the Transfer Agency Agreement. The Transfer Agent hereby accepts such appointment and agrees to render the services and perform the duties set forth in the Transfer Agency Agreement for the compensation therein provided.

            2. Capitalized Terms. From and after the date hereof, the term "Current Portfolios" as used in the Transfer Agency Agreement shall be deemed to include the Core Bond Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transfer Agency Agreement.

            3.    Miscellaneous. Except to the extent supplemented hereby,
                  the Transfer Agency Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.
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            IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the day and year first above written.

                                            NORTHERN INSTITUTIONAL FUNDS

Attest:     /s/ Diane Anderson              By:       /s/ Lloyd A. Wennlund
       -----------------------------             ---------------------------
                                            Name:     Lloyd A. Wennlund
                                                 ---------------------------
                                            Title:    President
                                                  --------------------------



                                            THE NORTHERN TRUST COMPANY

Attest:     /s/ Diane Anderson              By:       /s/ William H. Belden, III
       -----------------------------             -------------------------------
                                            Name:     William H. Belden
                                                 -------------------------------
[SEAL]                                      Title:    Vice President
                                                  ------------------------------